N E W S  R E L E A S E

FOR IMMEDIATE RELEASE May 20, 2005	Contact: Investor Relations Dept. (800) 536-7453

TORCH ENERGY ROYALTY TRUST DECLARES
SECOND QUARTER 2005 DISTRIBUTION

HOUSTON — Torch Energy Royalty Trust (“Trust”) (NYSE: TRU) (www.torchroyalty.com) today announced a cash distribution of 12.0 cents per unit, payable on June 10, 2005 to unitholders of record on May 31, 2005. This cash distribution is attributable to first quarter 2005 production from the underlying properties of the Trust.

Production attributable to the Trust’s net profits interests, excluding the Robinson’s Bend field and infill wells, was 503,210 Mcf of gas and 5,530 Bbls of oil for the first quarter. The average price attributable to production during the quarter ended March 31, 2005 was $4.07 per Mcf of gas after deducting gathering fees and $43.80 per Bbl of oil. Because the Trust’s index price for gas exceeded $2.18 per MMBtu during the first quarter, Torch Energy Marketing, Inc. (“TEMI”) was entitled to deduct 50% of such excess (“Sharing Price Adjustment”) in calculating the purchase price for production. The aggregate Sharing Price Adjustment for production during the quarter ended March 31, 2005 was $1.8 million. Additionally, TEMI accrues price credits as a result of its obligation to purchase gas for the minimum price of $1.77 per MMBtu. TEMI is entitled to recoup such credits in future periods when the Trust’s index price exceeds the minimum price. As of March 31, 2005, TEMI has no accrued price credits.

Capital expenditures totaling $0.4 million (approximately 5 cents per unit) were deducted in calculating net proceeds payable to the Trust during the quarter ended June 30, 2005. Such expenditures represent costs associated with the installation of compressors in the Chalkley field.

The Trust received no payments with respect to the Robinson’s Bend field during the quarter ended June 30, 2005. In calculating Robinson’s Bend field net proceeds pertaining to the quarter ended March 31, 2005 production, costs and expenses exceeded revenues, net to the Trust, by approximately $194,000. Neither the Trust nor unitholders are liable to pay such deficit. However, the Trust will receive no payments with respect to the Robinson’s Bend field until future proceeds exceed the sum of future costs and expenses and the cumulative excess of such costs and expenses, including interest (“Robinson’s Bend Cumulative Deficit”). As of March 31, 2005, the Robinson’s

Bend Cumulative Deficit was approximately $1.1 million. Torch Energy Advisors Incorporated (“Torch”) does not anticipate that the net proceeds attributable to the Robinson’s Bend field, if any, will be significant in the future.

The Trust will terminate on March 1 of any year if it is determined that the pre-tax future net cash flows, discounted at 10%, attributable to the estimated net proved reserves of the net profits interests on the preceding December 31 are less than $25.0 million. The pre-tax future net cash flows, discounted at 10%, attributable to the estimated net proved reserves of the Net Profits Interests attributable to the Chalkley field, Cotton Valley fields and Austin Chalk fields was approximately $39.0 million as of December 31, 2004. Future cash flows attributable to the Robinson’s Bend field’s net profits interest were estimated to have no value to the Trust as of December 31, 2004. Such reserve report was prepared pursuant to Securities and Exchange Commission guidelines and utilized an unescalated Henry Hub spot price for natural gas on December 31, 2004 of $6.18 per MMBtu. The December 31, 2004 reserve value was greater than $25.0 million; therefore, the Trust did not terminate on March 1, 2005. Based on oil and gas reserve estimates at December 31, 2004 prepared by independent reserve engineers, Torch projects that unless the Henry Hub spot price for natural gas on December 31, 2005 exceeds approximately $4.50 per MMBtu, the Trust will terminate on March 1, 2006. Upon termination of the Trust, the Trustee is required to sell the net profits interests. No assurances can be given that the Trustee will be able to sell the net profits interests, the price that will be received for such net profits interests or the amount that will be distributed to unitholders following such a sale. Such distributions could be below the market price of the Trust units.

The Trust’s underlying properties are depleting assets consisting of net profits interests in proved developed oil and gas properties located in Texas, Alabama and Louisiana. Approximately 97% of the estimated reserves are gas.

Torch is a privately held, Houston-based company incorporated in 1981. It is the parent company of Torch Energy TM, Inc., Torch Energy Services Inc., Torch Rig Services, Inc., Torch Energy Marketing Inc. and Torch E&P Company. Torch has a long history of owning, operating and maximizing value from large oil and gas projects. During its history, Torch has been directly responsible for the investment and management of over $3 billion in the energy industry.

Additional Information Concerning Torch, the Administrative Services Provider:

Torch (the administrative service provider of the Trust) and its subsidiaries are a party to an Administrative Services Agreement whereby Torch and its subsidiaries provide administrative and related services to the Trust. See Item 13 — Administrative Services Agreement of the Form 10-K/A for the period ended December 31, 2004 (“Form 10-K/A”).

TEMI, a subsidiary of Torch, is a party to the Purchase Contract. Torch was the maker of a Senior Subordinated Note payable—affiliate of $23.1 million which was due on September 30, 2004. The note was not repaid at maturity, and effective January 1, 2005, the Senior Subordinated Note payable was restructured into a $23.0 million promissory note due May 1, 2008. Accordingly, Torch classified $21.3 million of the note payable to long-term at December 31, 2004. Management of Torch believes that Torch has adequate financial resources to fund Torch’s cash requirements through December 31, 2005. See the Consolidated Financial Statements of Torch attached to the Form 10-K/A for the year ended December 31, 2004 as Exhibit 99.1. The ability of Torch or TEMI to meet its obligations and to continue to be a going concern is a significant factor to the Trust.

This press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts in this press release, including without limitation, statements about future production, production costs and termination of the Trust, are forward looking statements. No assurances can be given that these forward looking statements will prove to be correct. Factors which could cause such forward looking statements not to be correct include, among others, the cautionary statements set forth in the Trust’s Annual Report on Form 10-K/A and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission, including but not limited to, the volatility of oil and gas prices, future production costs, future oil and gas production quantities, operating hazards and environmental conditions.

TORCH ENERGY ROYALTY TRUST
QUARTER ENDED JUNE 30, 2005 DISTRIBUTION (1)

	Chalkley,
	Cotton Valley
	and	Robinson's
	Austin Chalk	Bend
	Fields	Field (2)	Total
MCF
Chalkley	287,474	—
Cotton Valley	172,568	—
Austin Chalk	43,168	—
Robinson’s Bend	—	442,503

	503,210	442,503

BBLS
Chalkley	1,279	—
Cotton Valley	736	—
Austin Chalk	3,515	—
Robinson’s Bend	—	—

	5,530	—

Average price
Per MCF (after gathering fees)	$4.07	$3.60
Per BBL	$43.80	$0.00

Gas revenues, net of gathering fees	$2,048,216	$1,591,810
Oil revenues	242,210	—

	2,290,426	1,591,810

Lease operating expenses	541,735	1,479,936
Severance taxes	169,977	136,446

	711,712	1,616,382

Net proceeds before capital expenditures	1,578,714	(24,572)

Capital expenditures	409,808	169,467

Net proceeds	1,168,906	(194,039)
Net profits percentage	95.00%	N/A

Net profits income	1,110,461	—	1,110,461

Infill Well Proceeds			169,130
General and administrative expenses			(247,591)

Distribution			$1,032,000

Distribution per unit			$0.1200

(1)	The quarter ended June 30, 2005 distribution is generally derived from production during the quarter ended March 31, 2005.

(2)	The Robinson’s Bend field costs and expenses exceeded revenues during the current quarter by approximately $194,000. Neither the Trust nor unitholders are liable to pay such deficit directly. Accordingly, the Robinson’s Bend field cash flow deficit was excluded from the current quarter’s cash distribution calculation. The Trust will receive no payments for distributions to unitholders with respect to the Robinson’s Bend field until future proceeds exceed the sum of costs and expenses and the cumulative excess of such costs and expenses (“Robinson’s Bend Field Cumulative Deficit”) including interest. The Robinson’s Bend Field Cumulative Deficit (including interest) pertaining to sales as of March 31, 2005 was approximately $1.1 million.